UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

Omega Protein Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-14003 (Commission File Number)	76-0562134 (I.R.S. Employer Identification No.)
2105 City West Blvd., Suite 500 Houston, Texas (Address of principal executive offices)		77042 (Zip Code)

(713) 623-0060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 2.02. Results of Operations and Financial Condition

On May 4, 2016, Omega Protein Corporation (the “Company”) issued a press release reporting the Company’s earnings for the quarter ended March 31, 2016. For additional information regarding the Company’s first quarter earnings, please refer to the Company’s press release attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

Item 8.01 Other Events

On May 4, 2016, the Company also issued a press release reporting the completion of the Company’s previously announced strategic review and the authorization of a $40 million share repurchase program. A copy of that press release is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Cautionary Statements

This filing, including the exhibits, includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations and financial performance. The Company does not undertake any duty to update any forward-looking statement, except as required by applicable law.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of business acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

99.1	Text of Press Release dated May 4, 2016 titled “Omega Protein Announces First Quarter 2016 Financial Results.”

99.2	Text of Press Release dated May 4, 2016 titled “Omega Protein Completes Previously Announced Strategic Review; Announces Authorization of $40 Million Share Repurchase Program.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: May 4, 2016	/s/John D. Held
John D. Held Executive Vice President and General Counsel